ASSIGNMENT OF RENTS AND LEASES

                                     made by

                                INTERPHARM, INC.

                             a New York corporation

                                  ("Assignor")

                                       to

                   WELLS FARGO BANK, NATIONAL ASSOCIATION, acting though its Wells Fargo Business Credit operating division

                                  ("Assignee")

                              LOCATION OF PREMISES:

                        Street Address:   50 Horseblock Road
                        Town of:          Yaphank
                        County of:        Suffolk
                        State of:         New York
                        District:         0200
                        Section:          813
                        Block:                  1
                        Lot:              5.005 & 5.006



                             DATED: February 9, 2006

                       AFTER RECORDING, PLEASE RETURN TO:

                         Ruskin Moscou Faltischek, P.C.
                               1425 Reckson Plaza
                             East Tower, 15th Floor
                         Uniondale, New York 11556-1425
                        Att: Patricia M. Schaubeck, Esq.

                         ASSIGNMENT OF RENTS AND LEASES

      THIS ASSIGNMENT OF RENTS AND LEASES (the "Assignment"), made this 9th day of February, 2006, by INTERPHARM, INC., a New York corporation, having an address at 75 Adams Avenue, Commack, New York 11725 ("Assignor"), to WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division, having an address at 119 West 40th Street, New York, New York 10018 ("Assignee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, this Assignment is given in connection with a loan in the principal sum of up to a maximum of Twelve Million and No/100 Dollars ($12,000,000.00) (the "Loan") made by Assignee to Assignor, as evidenced by that certain Consolidated Real Estate Term Note, dated the date hereof, made by Assignor to Assignee in the maximum principal amount of the Loan (as the same may be amended, extended, restated, replaced, supplemented or otherwise modified from time to time, the "Note"); and

      WHEREAS, the Note is secured by, among other things, that certain Mortgage and Security Agreement, as modified and consolidated by a Mortgage Consolidation, Modification and Extension Agreement, made by Assignor to Assignee, dated the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Mortgage") encumbering the premises known as 50 Horseblock Road in the Town of Yaphank, County of Suffolk, State of New York, as more fully described as set forth in Exhibit "A" attached hereto and made a part hereof (the "Property"); and

      WHEREAS, Assignor desires to further secure the Note and the performance by Assignor of all of its obligations under the Mortgage and the other Loan Documents (as such term is defined in the Mortgage).

      NOW, THEREFORE, in consideration of the making of the Loan by Assignee and the covenants, agreements, representations and warranties set forth in this Assignment, the parties hereto hereby agree as follows:

      1. Assignment of Leases. Assignor hereby conveys, transfers and assigns unto Assignee, its successors and assigns, all the rights, interest and privileges, (a) which Assignor as lessor has and may have in the leases now existing or hereafter made and relating to or affecting the Property or any part thereof as such leases may from time to time be hereafter, modified, extended and renewed (collectively the "Leases" or individually a "Lease"), with all rents, income and profits due and becoming due therefrom (including, but not limited to, any sums in lieu of rent), and (b) which Assignor has and may have by virtue of any guaranty or surety agreement (collectively "Guaranties") with respect to the tenant's obligations under the Leases, as such Guaranties may have been, or may from time to time be hereafter, modified and extended. Assignor will, on request of Assignee, execute assignments of any future Leases and assignments of any Guaranties made in connection therewith. Within five (5) days after execution thereof, Assignor shall deliver to Assignee a counterpart original of any Lease, any amendment thereof and any Guaranties and amendment thereof. Anything to the contrary notwithstanding, Assignor also hereby assigns to Assignee any award made hereafter to it in any court procedure involving any of the tenants in any bankruptcy, insolvency, or reorganization proceedings in any state or Federal court, and any and all payments made by tenants in lieu of rent. Assignor hereby appoints Assignee as its irrevocable attorney-in-fact (which appointment is coupled with an interest) to appear in any action and/or to collect any such award or payment.

      2. All Obligations. This Assignment shall remain in effect until all of the Indebtedness has been paid in full. The acceptance of this Assignment and the collection of rents or the payments under the Leases or any sums under the Guaranties hereby assigned shall not constitute a waiver of any rights of Assignee under the terms of the Loan Documents.

      3. Assignor's Rights Notwithstanding Assignment. As used herein, the term Event of Default shall have the meaning ascribed thereto in the Mortgage. This Assignment is an absolute assignment of the Leases and Guaranties from Assignor to Assignee, and is not merely the granting of a security interest in the Leases and Guaranties. However, unless an Event of Default exists, Assignor shall have
(i) the right to exercise all of the rights of the landlord under the Leases and Guaranties to the extent not prohibited by the provisions of this Assignment and the Loan Documents and (ii) a revocable license to collect such rents, income and profits from the Leases and Guaranties; provided, however, that in no event may Assignor collect rent more than one (1) month in advance. Upon an Event of Default, such license shall be automatically revoked without any further action or notice being required, and Assignee shall thereupon solely be entitled to collect the rents, income and profits due or to become due under the Leases and Guaranties whether or not Assignee has taken possession of the Property pursuant to the other provisions of this Assignment.

      4. Right to Possession. Assignor, upon an Event of Default, hereby authorizes Assignee, at its option, to collect all or any rents, income, profits and all or any other sums due or becoming due under the Leases, to collect all or any sums due or becoming due under the Guaranties, to let or re-let the Property or any part thereof, to cancel and modify Leases and Guaranties, evict tenants, bring or defend any suits in connection with the possession of the Property in its own name or Assignor's name, make repairs as Assignee deems appropriate, and perform such other acts in connection with the management and operation of the Property as Assignee, in its discretion, may deem proper, provided, however, that nothing herein shall limit Assignee's remedies under the Loan Documents.

      5. Use of Rents. Effective during the continuance of an Event of Default, Assignor hereby irrevocably constitutes and appoints Assignee or any officer or agent of Assignee to be Assignor's true and lawful attorney (which appointment shall be irrevocable and shall be coupled with an interest), in Assignor's name, place, and stead, (a) to exercise any right which Assignor may have to record any Lease, (b) to endorse any checks payable to Assignor from tenants or guarantors for the payment of rents, income or profits from the Property and to deposit the checks or to further endorse them over to Assignee, and (c) to demand, collect, sue for, attach, levy, and recover any of the rents and any premium or penalty payable upon the exercise by any tenant under any Lease of a privilege of cancellation originally provided in any Lease, and to give proper receipts and releases therefor and, after deducting all expenses of collection, to apply the net proceeds as a credit upon any portion of the Indebtedness, in such order as Assignee may elect, or, at Assignee's option, apply the net proceeds to pay the costs of operation or maintenance of the Property. Nothing herein contained shall be construed as constituting Assignee a mortgagee in possession in the absence of the taking of actual physical possession of the Property by Assignee. In the exercise of the powers herein granted Assignee, no liability shall be asserted or enforced against Assignee, all such liability being expressly waived and released by Assignor. The receipt by Assignee of any rents, issues or profits pursuant to this Assignment after the institution of foreclosure or sale proceedings under the Mortgage or execution proceedings under the Note shall not cure any Event of Default or affect such proceedings or any sale pursuant thereto.

      6. Assignee Not Bound to Perform Under Leases. Assignee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under any of the Leases, and Assignor hereby agrees to indemnify, defend and hold Assignee harmless of and from any and all liability or expense (including, but not limited to, reasonable attorneys' fees, court costs and other disbursements) arising from any of the Leases, Guaranties, this Assignment, or by reason of any action taken by Assignee pursuant to this Assignment, except to the extent caused solely by the gross negligence or willful misconduct of Assignee, and this Assignment shall not place responsibility for the control, care, management or repair of the Property upon Assignee, or make Assignee responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or other person. The amount of any liability or expense with respect to which Assignor is obligated to indemnify Assignee pursuant to the provisions of this paragraph, together with interest at the Default Rate (as specified in the Mortgage), shall immediately and without notice be due and payable by Assignor to Assignee.

      7. Representations and Covenants. Assignor covenants and represents that
(a) Assignor has title to, and full right to assign the Leases, Guaranties, and the rents, income and profits due or to become due thereunder; (b) no other assignment of any interest in the Leases and Guaranties has been made which remains in effect; (c) Assignor shall not discount or compromise any of such rents, income or profits due or to become due; (d) Assignor will not enter into any new Lease or renew any existing Lease for the Property without the prior approval of the Lease by Assignee unless otherwise expressly permitted by the Mortgage; and (e) Assignor will not hereafter (i) assign or transfer in any manner any future payment of the rents, income or profits or any of Assignor's rights under any Lease to any person other than a person lawfully succeeding, subject to the Mortgage, to all of Assignor's right, title and interest in and to all or part of the Property (nothing contained in this clause shall be construed as a modification or waiver of any transfer restrictions contained in the Mortgage); (ii) waive the performance or observance by the tenant, guarantor or surety under any Lease or Guarantee of any material covenant or condition, as determined by Assignee (including, without limitation, any covenant or condition relating to rent or additional rent or the lease term, all of which terms and conditions are hereby deemed to be material) to be performed or observed by such tenant, guarantor or surety thereunder; (iii) amend, modify or in any way alter the terms of any Lease; (iv) collect any rent (exclusive of security deposits) more than thirty (30) days in advance of the time when the same shall become due; or (v) do or permit to be done anything which will cause any Lease to be subordinate to any mortgage covering any or all of the Property which is subordinate to the Mortgage. Any act of Assignor enumerated in the immediately preceding sentence which is done without Assignee's prior written consent thereto shall be void and of no force or effect and constitute an Event of Default. Assignor shall not, without prior notice to Assignee and, during an Event of Default, without the prior written consent of Assignee, (i) commence an action of ejectment or any summary proceeding for dispossession of any tenant under any Lease; (ii) exercise any right of recapture provided in any Lease; or
(iii) consent to any subletting of any or all of the portion of the Property or to any assignment of any Lease by any tenant thereunder or to any assignment or further subletting of any sublease.

      8. Notice to Tenants. Assignor hereby authorizes Assignee to give notice in writing of this Assignment at any time after an Event of Default to any tenant under the Leases and to any guarantor of the Leases. Assignor hereby consents to any such tenant or guarantor paying all rent, income and profits to Assignee following receipt by such tenant or guarantor of a notice from Assignee that an Event of Default exists, and Assignor waives any right to demand from any such tenant or guarantor, payment to Assignor of such rent, income or profits after Assignee has sent any such notice to such tenant or guarantor. Each tenant and guarantor shall be entitled to rely upon any notice from Assignee and shall be protected with respect to any payment of rent, income and profits made pursuant to such notice. Irrespective of whether a dispute exists between Assignor and Assignee with respect to the existence of an Event of Default or the rights of Assignee under this Assignment, each tenant and guarantor who receives a notice from Assignee pursuant to this Assignment shall not be required to investigate or determine the validity or accuracy of such notice or the validity or enforceability of this Assignment. Assignor hereby agrees to indemnify, defend and hold each such tenant harmless from and against any and all loss, claims, damage or liability arising from or related to any payment of rent, income and profits or performance of obligations under any Lease by such tenant and guarantor made in good faith in reliance on and pursuant to such notice. The provisions of this Paragraph are expressly made for the benefit of, and shall be binding on and enforceable by, each tenant and guarantor under a Lease.

      9. Cross Default. Violation of any of the covenants, representations and provisions contained in this Assignment by Assignor (other than those covenants set forth in paragraph 7 for which no cure period shall exist), after thirty
(30) days' written notice to Assignor (which period shall run concurrently with any other notice period required), shall be deemed an Event of Default under the terms of the Loan Documents.

      10. Compliance with Leases. Assignor shall comply with all of the terms and conditions of the Leases. Any expenditures made by Assignee, after any notice required by the terms of the Mortgage, in curing Assignor's failure to so comply with the Leases, with interest thereon at the Default Rate, shall become part of the Indebtedness. Except to the extent otherwise expressly provided herein, Assignor shall diligently enforce the tenant's obligations under the Leases and shall diligently enforce the obligations of any guarantor or surety under the Guaranties.

      11. Satisfaction. Payment in full of the Indebtedness and the duly recorded satisfaction of the Mortgage shall render this Assignment automatically void with respect to the Property.

      12. "Lease" and "Rent" Defined. The term "Lease" shall include any lease of all or any portion of the Property as well as any sublease of all or any portion of the Property and any license, concession or other agreement with respect to the use, occupancy or utilization of all or any portion of the Property. The term "Rent" shall include all rent, additional rent, license fees or charges, concession fees or charges, lease cancellation fees and all other payments of any kind (including, without limitation, security deposits to the extent that they may be lawfully assigned, and all payments made on account of operating expenses and real estate taxes and other similar items whether categorized as rent, additional rent or otherwise) with respect to the use, occupancy or utilization of all or any portion of the Property.

      13. Miscellaneous.

            (a) Indulgences, Etc. Neither the failure nor any delay of Assignee to exercise any right, remedy, power or privilege under this Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

            (b) Controlling Law. This Assignment and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the internal laws of the jurisdiction in which the Property is located, and without the aid of any canon, custom or rule of law requiring construction against the draftsman. This Assignment is intended to be, and shall operate as, the agreement described in Section 291-f of the Real Property Law of the State of New York and shall be entitled to the benefits afforded thereby.

            (c) Notices. All notices, requests, demands and other communications required or permitted under this Assignment between Assignor and Assignee shall be in writing and shall be deemed to have been duly given, made and received only when delivered as set forth in the Mortgage.

            (d) Execution in Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Assignment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

            (e) Provisions Separable. The provisions of this Assignment are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

            (f) Amendment. This Assignment may not be modified or amended other than by an agreement in writing signed by the party against which enforcement of the change is sought.

            (g) Paragraphs Headings. The paragraph headings in this Assignment are for convenience only; they form no part of this Assignment and shall not affect its interpretation.

            (h) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

            (i) Definitions. Definitions contained in this Assignment which identify documents, including the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time with the consent of Assignee. Reference to this Assignment contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Assignment.

            (j) Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns. If Assignor consists of more than one person or entity, the obligations of Assignor under this Assignment shall be joint and several.

            (k) Exhibits. All exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Assignment.

            (l) Jury Trial. ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, ASSIGNEE, EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE ASSIGNMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY ASSIGNOR AND ASSIGNEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ASSIGNOR AND ASSIGNEE ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.


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

            IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as a sealed instrument the 9th day of February, 2006.

                                    ASSIGNOR:

                                    INTERPHARM, INC.

                                    By: /s/ George Aronson
                                       ---------------------------------------
                                        George Aronson, Chief Financial Officer

                                    With respect to Section 13(l):

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    acting  through its Wells  Fargo  Business
                                    Credit operating division

                                    By: /s/ Richard Mahtani
                                       ---------------------------------------
                                       Richard Mahtani, Assistant Vice President

                                 ACKNOWLEDGMENTS

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NASSAU    )

      On the 9th day of February, in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared George Aronson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                          -------------------------------------
                                          Notary Public

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NASSAU  )

      On the 9th day of February, in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared Richard Mahtani, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                          -------------------------------------
                                          Notary Public

                                   Exhibit "A"

                                Legal Description